UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2009
VIA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27264 (Commission File Number)	33-0687976 (IRS Employer Identification No.)

750 Battery Street, Suite 330
San Francisco CA	94111
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 283-2200
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 30, 2009, VIA Pharmaceuticals, Inc. (the “Company”) entered into amendments (the “Amendments”) to the promissory notes (collectively, the “Notes”) delivered under the Note and Warrant Purchase Agreement, dated as of March 12, 2009 and amended on September 11, 2009 (the “Loan Agreement”), by and among Bay City Capital Fund IV, L.P., its affiliate Bay City Capital Fund IV Co-Investment Fund, L.P. (collectively, the “Investors”) and the Company. The Amendments extended the maturity date under the Notes from October 31, 2009 to December 31, 2009. The Company and the Investors had previously amended the Notes on September 11, 2009 to extend the maturity date under the Notes from September 14, 2009 to October 31, 2009 (the “First Amendments”).
     The foregoing descriptions of the Amendments, the Notes, the Loan Agreement and the First Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the documents. The Amendments are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The Loan Agreement and the Notes are attached as exhibits to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2009. The First Amendments are attached as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2009.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Promissory Note, dated as of October 30, 2009, by VIA Pharmaceuticals, Inc. and Bay City Capital Fund IV, L.P.
10.2	Second Amendment to Promissory Note, dated as of October 30, 2009, by VIA Pharmaceuticals, Inc. and Bay City Capital Fund IV Co-Investment Fund, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.
Date: October 30, 2009	By:	/s/ James G. Stewart
James G. Stewart
		Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Promissory Note, dated as of October 30, 2009, by VIA Pharmaceuticals, Inc. and Bay City Capital Fund IV, L.P.
10.2	Second Amendment to Promissory Note, dated as of October 30, 2009, by VIA Pharmaceuticals, Inc. and Bay City Capital Fund IV Co-Investment Fund, L.P.